UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2022

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 351-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value per share	HMHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2022, Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger by and among the Company, Harbor Holding Corp., a Delaware corporation (the “Parent”), and Harbor Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Purchaser”), and as previously disclosed on a Form 8-K filed with the SEC on March 23, 2022, the Company entered into Amendment No. 1 to such Agreement and Plan of Merger by and among the Company, the Parent and the Purchaser (such Agreement and Plan of Merger, as amended by such Amendment No. 1, the “Merger Agreement”). The Parent and the Purchaser are beneficially owned by The Veritas Capital Fund VII, L.P. (“Sponsor”).

Pursuant to the Merger Agreement, on March 7, 2022, the Purchaser commenced a cash tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), at a price of $21.00 per share of Common Stock (the “Offer Price”).

The Offer, as extended, expired at one minute after 11:59 p.m., New York City time, on April 6, 2022 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised the Company and the Purchaser that, as of the Expiration Time, 72,926,195 shares of Common Stock (excluding shares of Common Stock tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee) have been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 56.5% of the outstanding shares of Common Stock as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on April 7, 2022, the Purchaser irrevocably accepted for payment all shares that were validly tendered, and not properly withdrawn, pursuant to the Offer. In addition, the Depositary and Paying Agent has advised the Company and the Purchaser that, as of the Expiration Time, 2,184,308 shares of Common Stock have been tendered by Notice of Guaranteed Delivery, representing approximately 1.7% of the issued and outstanding shares of Company Stock as of the Expiration Time. Payment for the shares of Common Stock accepted for payment pursuant to the Offer will be made today to the Depositary and Paying Agent, which will transmit such payments to tendering Company stockholders whose shares of Common Stock have been accepted for payment in accordance with the terms of the Offer.

As soon as practicable following the consummation of the Offer on April 7, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, the Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of the Parent.

At the effective time of the Merger (the “Effective Time”) and as a result thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (x) shares held by the Company or any of its wholly owned subsidiaries, including as treasury stock, or by the Parent or any of its wholly owned subsidiaries, including shares acquired by the Purchaser in the Offer, and (y) shares for which stockholders have properly exercised appraisal rights pursuant to Section 262 of the DGCL) was cancelled and converted automatically into the right to receive an amount in cash equal to the Offer Price, net of applicable withholding taxes and without interest.

Pursuant to the Merger Agreement, immediately prior to the consummation of the Offer, each outstanding Company Stock Option (as defined in the Merger Agreement) vested in full and was cancelled and converted into the right to receive a cash payment (subject to applicable withholding taxes) in an amount equal to the product of (i) the total number of shares of Common Stock then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Offer Price over the exercise price per share of such Company Stock Option. Also pursuant to the Merger Agreement, immediately prior to the consummation of the Offer, each outstanding Company RSU (as defined in the Merger Agreement) vested in full (including, in the case of any Company PRSU (as defined in the Merger Agreement), by virtue of the deemed achievement of any performance-based vesting conditions based on target performance) and was cancelled and converted into the right to receive right to receive a cash payment (subject to applicable withholding taxes) in an amount equal to the product of (i) the total number of shares of

Common Stock then underlying such Company RSU (determined in the case of any Company PRSU, by reference to the number of shares then underlying such Company PRSU based on the achievement of target performance) multiplied by (ii) the Offer Price.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 22, 2022 and as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2022 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On April 7, 2022, in connection with the consummation of the Merger, the Company terminated (a) the Second Amended and Restated Term Loan Credit Agreement, dated as of November 22, 2019, among the Company, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC, the subsidiary guarantors party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Market Inc., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and Citizens Bank, N.A., as co-manager, and (b) the Second Amended and Restated Revolving Credit Agreement, dated as of November 22, 2019, among the Company, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC, the subsidiary guarantors party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Market Inc., Morgan Stanley Senior Funding, Inc., BofA Securities, Inc. and Wells Fargo Bank, National Association, as joint lead arrangers and joint bookrunners, and Citizens Bank, N.A., as co-manager, as any of the same may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and all commitments and obligations under such agreements, other than certain continuing indemnity obligations, were repaid, satisfied and discharged in full.

Also in connection with the consummation of the Merger, as previously disclosed, on March 7, 2022, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC (collectively, the “Issuers”), each a wholly-owned subsidiary of the Company, caused to be delivered to the holders of the Issuers’ 9.000% Senior Secured Notes Due 2025 (the “Notes”) a conditional notice of redemption (the “Notice”) relating to the full redemption of all of their issued and outstanding Notes (the “Redemption”) pursuant to the Indenture, dated as of November 22, 2019, by and among, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, as issuers, each of the guarantors party thereto from time to time, U.S. Bank National Association, as trustee and Citibank, N.A, as notes collateral agent (the “Indenture”). The Notice provided that the Issuers intended to conditionally redeem the entire outstanding aggregate principal amount of the Notes on April 7, 2022, conditioned upon the completion of the Merger. On April 7, 2022, following deposit of the redemption price and other applicable amounts with the Trustee, the obligations of the Issuers, the Company and the other guarantors under the Indenture and the Notes were paid in full and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing .

On April 7, 2022, the Company (a) notified the Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Common Stock effective as of the close of business on April 7, 2022, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a certification on Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on April 7, 2022, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of the Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Jean-Claude Brizard, L. Gordon Crovitz, Jean S. Desravines, Lawrence K. Fish, Jill A. Greenthal, John F. Killan, John R. McKernan, Jr. and Tracey D. Weber resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof and (ii) Ramzi Musallam, Benjamin Polk and Daniel H. Sugar became directors of the Company, in each case, effective as of the Effective Time. Biographical and other information with respect to Ramzi Musallam, Benjamin Polk and Daniel H. Sugar is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by the Parent and the Purchaser on March 7, 2022 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of immediately following the Effective Time. Copies of the Company’s second amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 7, 2022, the Company and Sponsor issued a press release announcing the consummation of the Offer and the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2022 by and among the Parent, the Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2022 (File No. 001-36166))

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 21, 2022 by and among the Parent, the Purchaser and the Company (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2022 (File No. 001-36166))

3.1	Second Amended and Restated Certificate of Incorporation of Houghton Mifflin Harcourt Company

3.2	Amended and Restated Bylaws of Houghton Mifflin Harcourt Company

99.1	Press Release issued by the Company and Sponsor on April 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: April 7, 2022